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                                                                     Exhibit 5.1

                        Opinion and Consent of Counsel

                               December 22, 2000

Internet Law Library, Inc.
4301 Windfern Road, Suite 200
Houston, Texas 77041

Ladies and Gentlemen:

     We are acting as special counsel to Internet Law Library, Inc., a Delaware corporation ("Internet Law"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by Internet Law with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale by certain selling stockholders of up to 30,741,650 shares of common stock, par value $.001 per share, of Internet Law (the "Common Shares"), that have been, or will be, issued pursuant to the following transactions

     . the purchase of Common Shares by Cootes Drive LLC ("Cootes Drive") pursuant to the exercise of put rights by Internet Law under the terms of that certain Securities Purchase Agreement dated November 20, 2000 by and between Internet Law and Cootes Drive, and the exercise of a warrant issued in connection therewith;

     . the conversion of shares of Internet Law's Series A convertible preferred stock ("Series A Stock") by Cootes Drive which it purchased under that certain Preferred Stock Purchase Agreement by and between Internet Law and Cootes Drive dated May 11, 2000, and the exercise of warrant No. 2 issued in connection therewith;

     . the conversion of that certain convertible promissory note, dated December 5, 2000, made by Internet Law in favor of Cootes Drive in the principal amount of $500,000 (the "Note"), and the exercise of warrants issued in connection therewith; and

     . the acquisition of an aggregate of 900,000 shares by Franklin C. Fisher and Steven L. Tebo (and entities controlled by them) in exchange for their shares of ITIS, Inc. stock pursuant to the terms of that certain Stock Exchange Agreement by and among Internet Law and all the shareholders of ITIS, Inc. dated April 30, 2000.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates or statements of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including Internet Law's Certificate of Incorporation, Internet Law's Bylaws and the documents related to the transactions noted above. In our examination we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied (without any independent investigation) upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of Internet Law or its representatives or officers.

     Based upon the foregoing, we are of the opinion that the Common Shares that have been issued by Internet Law, and paid for in accordance with the terms of the appropriate documents related to the transactions noted above, have been legally issued, are fully paid and non-assessable, and that the Common Shares to be issued by Internet Law upon the conversion of the Note and the Series A Stock, or the exercise of warrants, as applicable, when paid for in accordance with the terms of the appropriate documents related to the transactions noted above, will be legally issued, fully paid and non-assessable.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     We are admitted to the bar in the State of Texas, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other laws on the opinions stated herein.


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     The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    Locke Liddell & Sapp LLP

                                    By:  /s/ Stephen L. Sapp
                                       --------------------------
                                       Stephen L. Sapp